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Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-56717, 333-42903, 333-59811, 333-61214, and 333-181167), on Form S-3 (No. 333-47909), and on Form S-4 (No. 333-189530) of The McClatchy Company of our report dated March 3, 2014, with respect to the consolidated financial statements of CareerBuilder, LLC and Subsidiaries included in this Form 10-K of The McClatchy Company for the year ended December 29, 2013.

                      /s/ Ernst & Young LLP

March 3, 2014
McLean, VA

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  Exhibit 23.2
Consent of Independent Auditors